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                                                                      EXHIBIT 23

LICHTER AND ASSOCIATES
Certified Public Accountants


November 8, 1999
ESat, Inc.
16520 Harbor Boulevard
Building G
Fountain Valley, CA 92708

          Re: Consent of Independent Accountants

Dear Mr. Noblett:

We consent to the incorporation of our independent accountant's report in eSat, Inc.'s Form 10 as it relates to our review report dated October 22, 1999, for the six months ended June 30, 1999, and to our audit report dated October 22, 1999, for the year ended December 31, 1998.


Sincerely,

/s/ Lawrence P. Lichter